Exhibit 10.15

FORM OF SERIES B RESTRICTED STOCK UNIT AWARD
AGREEMENT

This Agreement (the “Agreement”), dated         , and effective as of          (the “Effective Date”), among Blue Ridge Paper Products Inc., a Delaware corporation (the “Company”), Blue Ridge Holding Corp., a Delaware corporation (the “Parent”), and              (“Executive”).

WHEREAS, the Company desires to grant to Executive restricted stock units (the “Restricted Stock Units”) in respect of          shares of common stock of Parent par value of $0.01 per share (the “Common Stock”) upon the achievement of certain service criteria, on the terms and conditions, and subject to the restrictions, set forth herein; and

WHEREAS, the award made in this Agreement has been approved prior to its execution by the holders of 100% of the voting power of all outstanding stock of the Company and by the holders of more than 75% of the voting power of all outstanding stock of the Parent.

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.                           Grant of Restricted Stock Units.  The Parent hereby grants to Executive Restricted Stock Units in respect of          shares of Common Stock subject to satisfaction of the service conditions set forth in Section 4.

2.                           Definitions.  For purposes of this Agreement:

(a)                                  “KPS Exit” shall mean a sale or series of sales by KPS Special Situations Fund, L.P. (“KPS”), KPS Supplemental Fund, L.P. (together with KPS, the “KPS Purchasers”), or any affiliates of the KPS Purchasers in which such entities collectively sell, directly or indirectly, in the aggregate more than eighty percent (80%) of their aggregate initial equity investment in Parent, disregarding for this purpose, sales or other transfers by such entities in which any of the KPS Purchasers or their affiliates are purchasers or transferees.  As used herein, an “affiliate” of an entity shall mean any person controlled by, controlling or under common control with such entity.

(b)                                 “Restricted Period” with respect to a Restricted Stock Unit shall mean the period prior to the satisfaction of the Service Conditions (as defined in Section 4(a)) with respect to such Restricted Stock Unit.

(c)                                  “Restricted Stock” shall mean any shares of stock delivered to Executive pursuant to Section 6 upon settlement of any Restricted Stock Unit.

(d)                                 “ESOP” shall mean the Blue Ridge Paper Products Employee Stock Ownership Plan.

(e)                                  “Fair Market Value” shall be determined in good faith by the Board of Directors of the Company (the “Board”) and shall equal the following: (i) if the date with respect to which Fair Market Value is to be determined occurs in the first six months of a calendar year, the fair market value of the Common Stock determined on behalf of the ESOP with respect to December 31 of the preceding calendar year, and (ii) if the date with respect to which Fair Market Value is to be determined occurs other than in the first six months of a calendar year, the fair market value of the Common Stock determined on behalf of the ESOP with respect to December 31 of said calendar year.

(f)                                    “Federal Short-Term Interest Rate” shall mean, on a given date, the applicable Federal short-term rate (for quarterly compounding) in effect under section 1274(d) of the Internal Revenue Code, as published from time to time by the Internal Revenue Service.

(g)                                 “Cause” shall mean (i) the willful failure or refusal by Executive to perform his duties to the Company (other than any such failure or refusal resulting from Executive’s incapacity due to physical or mental illness); provided that the Company shall provide Executive with notice of such failure or refusal and Executive shall not have remedied such failure or refusal within fifteen days of receipt of notice thereof; (ii) the commission by Executive of any material act of dishonesty or breach of trust in connection with the performance of his duties hereunder; or (iii) Executive’s being convicted of, or pleading guilty or no contest to, any felony or any lesser crime having as its predicate element fraud, dishonesty or misappropriation.  For purposes of clause (i), no failure or refusal on Executive’s part shall be deemed “willful” if done, or omitted to be done, by Executive in the reasonable belief that his failure or refusal was in the best interest of the Company.

(h)                                 “Good Reason” shall mean the Company, without Executive’s consent, assigning to him duties inconsistent with his position, title, authority or duties which results in a substantial diminution of such position, title, authority or duties; provided that Executive shall provide the Company with notice of such diminution and the Company shall not have remedied such diminution within fifteen days of receipt of notice thereof.

3.                           Non-Transferability.  (a)  Executive may not sell, transfer, pledge, or otherwise encumber or dispose of any Restricted Stock Unit and the Restricted Stock Units shall not be transferable, whether voluntarily, by operation of law or otherwise, including, but not by way of limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such Restricted Stock Units shall be subject to any obligation or liability of Executive other than to the Parent or the Company pursuant to this Agreement.

(b)                                 Restricted Stock shall not be transferred except in accordance with this Agreement and the Stockholders’ Agreement, dated as of May 14, 1999, between the Company and the Stockholders listed therein, as amended, modified and supplemented from time to time (the “Stockholders’ Agreement”), including Section 3.2(b) thereof;

4.                           Service Conditions and Lapse of Restricted Period.  (a)  The Restricted Period with respect to twenty-five percent (25%) of the Restricted Stock Units shall be deemed to have lapsed on the Effective Date, and the Restricted Period with respect to the remaining seventy-five percent (75%) thereof shall lapse during the period of the Executive’s employment with the Company (and ratably on a daily basis within each year on the basis of the number of days elapsed during such year prior to the effective date of any termination of Executive’s employment with the Company) commencing on the Effective Date pursuant to the following schedule (the “Service Conditions”):

In Year 1	25%

In Year 2	25%

In Year 3	25%

For purposes of the above schedule, the terms “Year 1,” “Year 2” and “Year 3” refer to the twelve (12) month periods which end with the respective anniversaries of the Effective Date.  By way of example, if Executive’s employment with the Company is terminated by the Company with Cause or by Executive without Good Reason on the 95th day of Year 1, the Restricted Period shall have lapsed with respect to the number of Restricted Stock Units equal to the sum of (i) the product of          multiplied by 0.25 and (ii) the product of          multiplied by 0.25, which is then multiplied by a fraction, the numerator of which is 94 and the denominator of which is 365.

(b)                                 In the event that, prior to a KPS Exit, Executive’s employment with the Company is terminated by the Company without Cause or by Executive with Good Reason or by reason of Executive’s death or Disability at a time when the Restricted Period has lapsed with respect to less than 50% of the Restricted Stock Units, the Restricted Period shall lapse with respect to the number of Restricted Stock Units then remaining subject to the Restricted Period at the time of such termination equal to 6,000 minus the number of Restricted Stock Units with respect to which the Restricted Period has lapsed pursuant to Section 4(a) prior to such termination (including the twenty-five percent (25%) of the Restricted Stock Units as to which the Restricted Period is deemed to have lapsed on the Effective Date).  Upon such a termination of Executive’s employment as described hereinabove, any Restricted Stock Units remaining subject to the Restricted Period after the application of this Section 4(b) shall be immediately forfeited.

(c)                                  In the event Executive’s employment with the Company is terminated for any reason, except as otherwise provided in Section 4(b), any Restricted Stock Units remaining subject to the Restricted Period at the time of such termination shall be immediately forfeited.

(d)                                 In the event of a KPS Exit or upon the KPS Purchasers and their affiliates ceasing to control, directly or indirectly, a majority of the Board, which shall constitute a KPS Exit for purposes of this Agreement, the Restricted Period shall lapse with respect to any Restricted Stock Units not otherwise forfeited pursuant to Section 4(c) hereof.

5.                           No Rights as a Shareholder.  Executive shall have no rights of a stockholder, including, without limitation, voting rights, with respect to Restricted Stock Units granted hereunder, until the Executive agrees to be bound by the terms of the Stockholders’ Agreement.  Parent agrees to use its best efforts to cause the Stockholders’ Agreement to be amended so that Executive shall be a Shareholder as that term is defined therein and entitled to all the rights and subject to all the obligations of a Shareholder thereunder, and so that all shares of Restricted Stock, as defined herein, shall be and constitute Registrable Securities as defined therein.

6.                           Delivery of Shares.  (a)  Stock certificates evidencing the number of shares of Restricted Stock in respect of Restricted Stock Units as to which the Restricted Period has lapsed shall be delivered to Executive by Parent on the earliest to occur of:  (i) the termination of Executive’s employment with the Company for any reason; (ii) a KPS Exit; (iii) the date which is eighteen months after an initial public offering of the Common Stock; (iv) the date when any right or obligation to sell shares of Restricted Stock becomes effective hereunder or under the Stockholders Agreement; and (v) at the election of Executive, June 30, 2006; provided that Executive may, by written notice to the Parent, and with the consent of the Board, elect to defer delivery of such certificates to a date not less than eighteen (18) months following receipt of such notice, but such election shall be given effect only if Executive remains employed by the Company during the twelve-month period following receipt of such notice.

(b)                                 Notwithstanding any provision of this Agreement to the contrary, no stock certificates shall be delivered to Executive hereunder, or to any other person or party at the direction of Executive, unless Executive has executed the Stockholders’ Agreement.  Any such certificates so delivered shall bear the following legend reflecting the applicability of the Stockholders’ Agreement to the shares represented by such certificate.

THIS CERTIFICATE IS SUBJECT TO, AND IS TRANSFERRABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF THE RESTRICTED STOCK UNIT AWARD AGREEMENT AND THE STOCKHOLDERS AGREEMENT AMONG THE COMPANY AND ITS STOCKHOLDERS.  A COPY OF THE ABOVE REFERENCED AGREEMENTS ARE ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY.

7.                           Purchase for Investment; Other Representations of Executive; Legends.

(a)                                  Investment Intent.  Prior to delivery of any stock certificate evidencing Restricted Stock, Executive will be required to represent that such Restricted Stock is being acquired for investment and not with a view to distribution thereof, and to make such other reasonable and customary representations regarding matters relevant to compliance with applicable securities laws as are deemed necessary by counsel to the Parent.  Stock certificates evidencing Restricted Stock that are delivered hereunder shall bear restrictive legends in substantially the following form and such other restrictive legends as are required or advisable under the provisions of any applicable laws or are provided for in any other agreement to which Executive is a party:

THE SHARES REPRESENTED BY THIS STOCK CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SHALL NOT BE

TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT, OR (II) AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.

(b)                                 Other Representations.  Executive hereby represents and warrants to the Parent and the Company as follows:

(i)                                     Access to Information.  Because of Executive’s business relationship with the Parent and the Company and with the management of the Parent and the Company, Executive has had access to all material and relevant information concerning the Parent and the Company, thereby enabling Executive to make an informed investment decision with respect to his investment in the Parent and the Company, and all pertinent data and information requested by Executive from the Parent and the Company or its representatives concerning the business and financial condition of the Parent and the Company and the terms and conditions of this Agreement have been furnished to Executive.  Executive acknowledges that Executive has had the opportunity to ask questions of and receive answers and obtain additional information from the Parent and the Company and its representatives concerning the present and proposed business and financial conditions of the Parent and the Company.

(ii)                                  Financial Sophistication.  Executive has such knowledge and experience in financial and business matters that Executive is capable of evaluating the merits and risks of investing in the Restricted Stock.

(iii)                               Understanding the Investment Risks.  Executive understands that:

A.                                   An investment in the Restricted Stock represents a highly speculative investment, and there can be no assurance as to the success of the Parent or the Company in its business; and

B.                                     There is at present no market for the Restricted Stock and there can be no assurance that a market will develop in the future.

(iv)                              Understanding of the Nature of the Restricted Stock.  Executive understands and agrees that:

A.                                   There can be no assurance that the Restricted Stock will be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws and if they are not so registered, they will only be issued and sold in reliance upon certain exemptions contained in the Securities Act and applicable state securities laws, and the representations and warranties of Executive contained herein, which are required to be renewed as to the Restricted Stock at the times of delivery of stock certificates evidencing the Restricted Stock, are essential to any claim of exemption by the Parent or the Company under the Securities Act and such state laws;

B.                                     If the Restricted Stock is not so registered, the Restricted Stock will be “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act;

C.                                     Executive may not sell or transfer the Restricted Stock without registration under the Securities Act and applicable state securities laws unless Parent receives an opinion of counsel acceptable to it (as to both counsel and the opinion) that such registration is not required;

D.                                    Only Parent can register the Restricted Stock under the Securities Act and applicable state securities laws;

E.                                      Neither the Company nor the Parent has made any representations to Executive that Parent will register the Restricted Stock under the Securities Act or any applicable state securities laws, or with respect to compliance with any exemption therefrom;

F.                                      Executive is aware of the conditions for Executive’s obtaining an exemption for the sale or transfer of the Restricted Stock under the Securities Act and any applicable state securities laws; and

G.                                     Parent and the Company may, from time to time, make stop transfer notations in its transfer record to ensure compliance with the Securities Act and any applicable state securities laws, and any additional restrictions imposed by state securities administrators.

(v)                                 Investment Intent.  Executive acknowledges that:

A.                                   Executive is acquiring the Restricted Stock Units and Restricted Stock for Executive’s own account and not on behalf of any other person;

B.                                     Executive is acquiring the Restricted Stock Units and Restricted Stock for investment and not with a view to distribution or with the intent to divide Executive’s participation with others or, sell or otherwise distribute the Restricted Stock Units or the Restricted Stock;

C.                                     Neither Executive nor anyone acting on Executive’s behalf has paid or will pay a commission or other remuneration to any person in connection with the acquisition of the Restricted Stock Units or the Restricted Stock; and

D.                                    At the time and as a condition of delivery of stock certificates evidencing the Restricted Stock, Executive will be deemed to have made all the representations and warranties contained in this Section 7 with respect to such Restricted Stock and may be required to make other representations concerning investment intent as a condition of the delivery of such Restricted Stock by the Parent.

8.                           Rights on Termination of Employment.

(a)                                  Termination Without Cause or for Good Reason.

(i)                                     If Executive’s employment with the Company is terminated by Executive for Good Reason or by the Company without Cause, in each case prior to the third anniversary of the Effective Date, the Parent shall have the right (but not the obligation) to purchase all or any portion of Executive’s Restricted Stock from Executive for an amount equal to the number of shares of such Restricted Stock multiplied by the Fair Market Value of each such share of Restricted Stock with respect to the date of exercise of such right.  The Parent’s said right may be exercised at any time or from time to time (A) with respect to Purchased Shares, during the 90-day period commencing on the date of such termination and (B) with respect to shares of Restricted Stock in respect of Restricted Stock Units, during the 90-day period commencing on the date which is six months following the date on which stock certificates representing such shares of Restricted Stock are delivered to Executive pursuant to Section 6.

(ii)                                  If Executive’s employment with the Company is terminated by Executive for Good Reason or by the Company without Cause, in each case prior to the third anniversary of the Effective Date, Executive shall have the right (but not the obligation) to require the Parent to purchase (the “Put Right”) all of Executive’s Restricted Stock not purchased by the Parent pursuant to Section 8(a)(i) for an amount equal to the number of shares of such Restricted Stock multiplied by the Fair Market Value of each such share with respect to the date of the exercise of such Put Right.  Executive’s Put Right with respect to the Restricted Stock may be exercised at any time or from time to time (A) with respect to Purchased Shares, during the 90-day period commencing on the date of such termination and (B) with respect to shares of Restricted Stock in respect of Restricted Stock Units, during the 90-day period commencing on the date which is six months following the date on which stock certificates representing such shares of Restricted Stock are delivered to Executive pursuant to Section 6.

(b)                                 Termination For Cause, Without Good Reason or Upon End of Term.

(i)                                     If Executive’s employment with the Company is terminated by Executive without Good Reason or by the Company with Cause, in each case prior to the third anniversary of the Effective Date, or Executive’s employment is terminated by Executive or the Company for any reason after the date which is the third anniversary of the Effective Date, the Parent shall have the right (but not the obligation) to purchase all or any portion of Executive’s Restricted Stock for an amount equal to the number of shares of such Restricted Stock multiplied by the Fair Market Value of each such share with respect to the date of exercise of such right.  The Parent’s said right may be exercised at any time or from time to time (A) with respect to Purchased Shares, during the 90-day period commencing on the date of such termination and (B) with respect to shares of Restricted Stock in respect of Restricted Stock Units, during the 90-day period commencing on the date which is six months following the date on which stock certificates representing such shares of Restricted Stock are delivered to Executive pursuant to Section 6.

(ii)                                  If a KPS Exit occurs following a termination referred to in Section 8(b)(i), Executive shall have a Put Right with respect to Executive’s Restricted Stock not purchased by the Parent pursuant to Section 8(b)(i) for an amount equal to the number of such shares of Restricted Stock multiplied by the Fair Market Value of each such share with respect to the date of the KPS Exit.  Executive’s Put Right may be exercised at any time or from time to time (A) with respect to Purchased Shares, during the 90-day period commencing on the date of such KPS Exit and (B) with respect to shares of Restricted Stock in respect of Restricted Stock Units, during the 90-day period commencing on the date which is six months following the date on which stock certificates representing such shares of Restricted Stock are delivered to Executive pursuant to Section 6.

(c)                                  Death and Disability.

(i)                                     If Executive’s employment with the Company is terminated as a result of the death or Disability of Executive, the Parent shall have the right (but not the obligation) to purchase all or any portion of Executive’s Restricted Stock from Executive (or, if applicable, his estate or the person then acting on Executive’s behalf) for an amount equal to the number of shares of such Restricted Stock multiplied by the Fair Market Value of each such share with respect to the date of exercise of such right.  The Parent’s said right may be exercised at any time or from time to time (A) with respect to Purchased Shares, during the 90-day period commencing on the date of such termination and (B) with respect to shares of Restricted Stock in respect of Restricted Stock Units, during the 90-day period commencing on the date which is six months following the date on which stock certificates representing such shares of Restricted Stock are delivered to Executive pursuant to Section 6.

(ii)                                  Upon such a termination referred to in Section 8(c)(i), Executive (or, if applicable, his estate or the person then acting on Executive’s behalf) shall have a Put Right with respect to Executive’s Restricted Stock not purchased pursuant to 8(c)(i) for an amount equal to the number of shares of such Restricted Stock multiplied by the Fair Market Value of each such share with respect to the date of exercise of such Put Right.  Executive’s Put Right may be exercised at any time or from time to time (A) with respect to Purchased Shares, during the 365-day period commencing on the date of such termination and (B) with respect to shares of Restricted Stock in respect of Restricted Stock Units, during the 365-day period commencing on the date which is six months following the date on which stock certificates representing such shares of Restricted Stock are delivered to Executive pursuant to Section 6.

(d)                                 Additional Rights.

(i)                                     Subject to the Parent’s financing agreements, if Executive exercises any Put Right described in Section 8(a), (b) or (c) above, the Parent or the Company shall pay to him within one year following the date of the exercise of such Put Right the purchase price of the Restricted Stock being purchased by the Parent pursuant to such Put Right with interest from the date of exercise of such Put Right at the Federal Short-Term Interest Rate in effect on the first day of the month of such exercise, to be recalculated on the first day of each month thereafter until all payments are made.  If the Parent is unable to pay Executive for the Restricted Stock in accordance with the preceding sentence as a result of any covenant in any of its financing agreements, the Parent shall pay Executive for such Restricted Stock as soon as possible under such financing agreements, with interest at the Federal Short-Term Interest Rate in effect on the first day of the month of termination to be recalculated on the first day of each month thereafter until all payments are made, or at the option of Executive, exercise of the Put Right may be rescinded by Executive and the Restricted Stock returned to Executive.

(ii)                                  If there has not been a KPS Exit prior to December 31, 2004, Executive will have a Put Right during the ninety (90) day period following December 31, 2004 with respect to any Purchased Shares.  If there has not been a KPS Exit prior to December 31, 2006, Executive will have a Put Right during the ninety (90) day period following December 31, 2006 with respect to any shares of Restricted Stock in respect of Restricted Stock Units, share certificates for which he has then held for a period of not less than six months.  If there has been a KPS Exit prior to December 31, 2006 in connection with which Executive is not permitted to sell all of his Restricted Stock, Executive will have a Put Right during the ninety (90) day period following December 31, 2006 with respect to any shares of Restricted Stock, share certificates for which he has then held for a period of not less than six months.  The purchase price of such Restricted Stock will be the Fair Market Value of such Restricted Stock as of the date of exercise of the applicable Put Right and will be paid in equal annual installments by Parent upon each of the first four (4) anniversaries of the date of the exercise of such Put Right, earning interest at the Federal Short-Term Interest Rate.

(iii)                               Executive shall have no Put Rights under this Agreement with respect to Restricted Stock at any time that the Common Stock is (i) publicly traded, (ii) registered pursuant to the Securities Act and (iii) transferable by the Executive, subject to normal securities law restrictions applicable to trading of registered securities by an executive officer of an issuer or reasonable restrictions imposed on such transfers by an underwriter of such stock.

(iv)                              Any Put Right under this Agreement with respect to the Restricted Stock will be necessarily subject to those conditions imposed by the Parent and the Company’s financing documents or other contract to which the Parent or the Company is a party or by applicable law; provided, however, that Parent will use its reasonable efforts to purchase and pay for any Restricted Stock put to Parent by Executive on a pari passu basis with any other shares put to Parent by any employee or officer of Parent or of the Company to the extent that any such purchase is permitted under such financing documents, contracts or laws; provided further that any shares held by the ESOP (including for the account of Executive) shall have a priority with respect to such purchases.

(v)                                 If Parent shall exercise any right to purchase any Restricted Stock of Executive pursuant to this Section 8, Parent or the Company shall pay to Executive (or his estate) the full amount of the purchase price therefor on the date of exercise of such right.  The amount of such payment on the date of exercise of such right (the “Preliminary Payment”) shall be calculated using the Fair Market Value of each share determined pursuant to Section 2(e)(i); provided, however, that if such exercise occurs other than in the first six months of the calendar year, the purchase price for purposes of this Section 8(d)(iv) shall be recalculated using the Fair Market Value of each share determined pursuant to Section 2(e)(ii) and, if such recalculated purchase price (the “Recalculated Price”) exceeds the Preliminary Payment, Parent or the Company shall pay to Executive the amount of such excess as promptly as possible following the determination of the Recalculated Price with interest from the date of exercise of such purchase right at the Federal Short-Term Interest Rate; and if the Recalculated Price is less than the Preliminary Payment, Executive shall pay to Parent or the Company, as applicable, the amount of such difference as promptly as possible following the determination of the

Recalculated Price with interest from the date of exercise of such purchase right at the Federal Short-Term Interest Rate.

9.                           Miscellaneous.

(a)                                  Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally or by reputable commercial messenger service, telecopied, or sent by certified, registered or express mail, postage prepaid.  Any such notice shall be deemed given when so delivered personally or by such messenger service or so telecopied or, if sent by certified, registered or express mail, five days after the date of deposit in the United States mail, as follows:

(i)     if to the Parent or the Company:

Blue Ridge Paper Products Inc.
1 West Pack Square, Suite 1100
Asheville, North Carolina 28801
Attention: President
Telecopy: (828) 254-6461

and with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison
1285 Avenue of the Americas
New York, New York 10019-6064
Attention: Robert C. Fleder, Esq.
Telecopy: (212) 373-2296

(ii)     if to Executive:

[Address]
[Address]

Any party may, by notice given in accordance with this Section 9(a), designate another address or person for receipt of notices hereunder.

(b)                                 Arbitration.

(i)                                     Notwithstanding any other provision of this Agreement to the contrary, any disputes hereunder relating to this Agreement shall be settled exclusively by arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as more particularly described in this Section 9(b) (the “Arbitration Rules”).  Any arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and (notwithstanding anything herein to the contrary) judgment upon the award rendered by the Arbitrator may be entered by any court having competent jurisdiction.  The place of the arbitration shall be Charlotte, North Carolina.

(ii)                                  There will be one neutral arbitrator (the “Arbitrator”) who will be a practicing attorney and will be selected by mutual agreement of the parties to the arbitration and, in the absence of such agreement, will be chosen by the American Arbitration Association or, if it is not then in existence, by any other reputable dispute resolution firm agreed to by the parties.

(iii)                               The parties intend that the Arbitrator shall resolve any dispute arising hereunder based upon the language of this Agreement and the applicable rules of contract interpretation.  All awards and orders of the Arbitrator may be enforced by any court of competent jurisdiction.

(iv)                              The parties intend that any arbitration proceeding be conducted as expeditiously as possible and that appropriate rights of discovery be granted to each party to such arbitration (as determined by the Arbitrator).  In that regard, the parties to such arbitration agree to work together in good faith to arrive upon mutually acceptable procedures regarding the time limits for, and nature and extent of, such rights of discovery and the periods of time within which the matters submitted to arbitration must be heard and determined by the Arbitrator.  If the parties to such arbitration are unable to so agree, such issues will be submitted to the Arbitrator for determination.  If proper notice of any hearing has been given, the Arbitrator will have full power to proceed to take evidence or to perform any other acts necessary to arbitrate the matter in the absence of any party who fails to appear.  The Arbitrator, attorneys, parties to the arbitration, witnesses, experts, court reporters, or other persons present at the arbitration shall agree in writing to maintain the strict confidentiality of the arbitration proceedings.

(v)                                 The parties to any arbitration, by written stipulation, may expand or reduce the rights, duties or obligations provided above, or otherwise modify the arbitration procedures to suit their convenience, consistent with what is otherwise permitted and feasible within the framework of the Arbitration Rules.

(vi)                              Any decision or award of the Arbitrator shall be final and binding upon the parties to the arbitration proceeding, except to the extent otherwise expressly provided by North Carolina law.  The parties hereto hereby waive to the extent permitted by law any rights to appeal or to a review of such award by any court or tribunal.  The parties agree that the award of the Arbitrator may be enforced against the parties to the proceeding or their assets wherever they may be found.

(vii)                           At any time during the arbitration proceedings specified in this Section 9(b) a party may seek a preliminary injunction or other provisional judicial relief if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo.  Despite such action, the parties will continue to participate in good faith in the arbitration proceedings specified in this Section 9(b).  All passage of time shall be tolled for purposes of any applicable statute of limitations or the equitable doctrine of laches while the arbitration proceedings specified in this Section 9(b) are pending.  The parties will take such action, if any, as is required to effectuate such tolling.

(viii)                        All costs and fees associated with any arbitration conducted pursuant to this Section 9(b) shall initially be paid by each party thereto.  At the conclusion of any arbitration under this Agreement, however, the Arbitrator shall award to the prevailing party all costs and fees associated with such arbitration, including, without limitation, the prevailing party’s actual and reasonable attorneys’ fees and all Arbitrator fees.

10.                     Binding Effect.  This Agreement shall be binding upon the heirs, executors, administrators and successors and assigns of the parties hereto.

11.                     Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of North Carolina without reference to principles of conflict of laws.

12.                     Headings.  Headings used herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

13.                     Severability.  To the extent any portion of this Agreement or any portion of any provision of this Agreement is held to be invalid, void or unenforceable by a court of competent jurisdiction, such court shall substitute a valid, enforceable provision that preserves, to the maximum lawful extent, the terms and intent of this Agreement.

14.                     Withholding.  Upon the delivery of any stock certificates evidencing shares of Restricted Stock to the Executive pursuant to Section 6, Executive may satisfy the amount of any income tax withholding required by law (and Parent shall timely remit such amount to the relevant taxing authorities) by either of the following methods, or by a combination of such methods: (a) tendering a cash payment to the Parent or (b) delivering to the Company previously acquired shares of Restricted Stock or having the Parent withhold stock certificates for shares of Restricted Stock otherwise then deliverable to Executive having an aggregate fair market value (determined in good faith by the Board) equal to the amount of such withholding obligation.  The satisfaction of such withholding obligation shall be a condition precedent to the delivery to Executive of stock certificates in accordance with Section 6.

15.                     Adjustment to Restricted Stock and/or Restricted Stock Units.  If there shall be any change in the outstanding shares of Common Stock or Preferred Stock by reason of any stock split, stock dividend, merger, consolidation, combination or exchange of shares for other securities, recapitalization, or similar corporate change, then the number of Restricted Stock Units or shares of Restricted Stock, as the case may be, referred to herein or in the Subscription Agreement, shall be automatically and appropriately adjusted to give effect to such change.

16.                     Third-Party Beneficiary.  There are no beneficiaries to this Agreement other than the signatories hereto.

17.                     Inconsistent Agreement.  To the extent that any provision of this Agreement is inconsistent with the Stockholders’ Agreement, the terms of this Agreement shall govern.

EXECUTED on the day and year first written above.

BLUE RIDGE PAPER PRODUCTS INC.

By:
Name:
Title:

BLUE RIDGE HOLDING CORP.

By:
Name:
Title:

[Name]